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                          AMENDED AND RESTATED BYLAWS                EXHIBIT 3.2
                                     BYLAWS
                                       OF
                                  SURREY, INC.


                                   ARTICLE I

                            Meetings of Shareholders

         Section 1, Place.        Meetings of the Shareholders of the
Corporation shall be held either within or without the State. In the absence of any provision to the contrary in the notice or call of the meeting, all meetings shall be held at the main business office of the company.

         Section 2, Annual Meetings. The Board of Directors may cause regular meetings of the Shareholders to be held on an annual basis for the purpose of electing directors and for the transaction of such other business as may come before the meeting. Such annual meetings shall be held on the date and at the time and place fixed by the Board of Directors.

         Section 3, Special Meetings. Special meetings of the Shareholders may be called by the President, the Board of Directors, the holders of not less than one-tenth of all shares entitled to vote at the meeting so called, or such other officers or persons as may be provided by resolution of the Board of Directors.

         Section 4, Notice of Meetings. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 50 days before the day of the meeting, either personally or by mail, at the direction of the President, the Secretary, or the officer or person or persons calling the meeting, to each Shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the Shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. Attendance at a meeting shall be deemed to be waiver of notice, unless the Shareholder attending does so for the purpose of protesting the legality of the meeting and announces such purpose before casting a vote on any business before the meeting.

         Section 5, Quorum. The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Shareholders, but in no event shall a quorum consist of the holders of less than one-third (1/3) of the shares entitled to vote and thus represented at such meeting of Shareholders, but in no event shall a quorum consist of the holders of less than present shall be necessary to take action on any matter coming before the meeting, unless the vote of a greater number is required by law, by the Articles of Incorporation, or by these Bylaws.
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         Section 6, Voting of Shares.

         (a) Each outstanding share of common stock shall be entitled to one
(1) vote for each matter submitted to a vote at a meeting of Shareholders.

         (b) Treasury shares, shares of Corporation stock owned by another corporation, the majority of the voting stock of which is owned or controlled by the Corporation, and the shares of the Corporation's own stock held by a corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time. "Treasury shares" shall mean shares of the Corporation which have been issued, have been subsequently acquired by and belong to the Corporation, and have not been cancelled or restored to the status of authorized but unissued shares. Treasury shares shall be deemed to be "issued" shares but not "outstanding" shares.

         (c) A Shareholder may vote either in person or by proxy executed in writing by the Shareholder or by the Shareholder's duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable, and in no event shall remain irrevocable for a period of more than eleven (11) months.

         (d) A Shareholder whose shares are pledged shall be entitled to vote such shares unless the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares so transferred.

         (e) For the purpose of determining Shareholders entitled to vote or to receive notice of any meeting of Shareholders (or any adjournment), or entitled to receive payments of any dividend, or in order to make a determination of Shareholders for any other purpose, the stock records as they existed at the end of the regular business day next preceding the day of such determination shall be conclusive.

         Section 7, Waiver of Unanimous Consent In Writing. Any action required to be or which may be taken at a meeting of the Shareholders may be taken without a meeting if a consent in writing, setting forth action so taken, shall be signed by all of the Shareholders entitled to vote with respect to the subject matter thereof and then delivered to the Secretary of the Corporation for inclusion in the minute book of the Corporation.

                                   ARTICLE II

                                   Directors

         Section 1, Management. The business and affairs of the Corporation shall be managed by a Board of Directors.





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         Section 2, Number. The number of Directors of the Corporation shall be at least two (2) and not more than seven (7). The number of Directors to serve for any given year within the limits above set out shall be determined by the Shareholders at the annual meeting or at a special meeting called for that purpose. No decrease in the number of Directors shall have the effect of shortening the term of an incumbent Director.

         Section 3, Qualification. The Directors need not be residents of the State nor Shareholders of the Corporation.

         Section 4, Term. The members of the first Board shall hold office until the first annual meeting of Shareholders and until their successors have been elected and qualified. Thereafter, unless removed for good cause, or without cause, each Director shall hold office for the term for which elected and until a successor shall have been elected and qualified.

         Section 5, Removal. Any Director may be removed as Director, either with or without cause, at any special meeting of Shareholders if notice of intention to act upon the question of removing such Director shall have been stated as one of the purposes for the calling of the meeting.

         Section 6, Filling Vacancy. The Board of Directors may, but shall not be required to, fill any vacancy occurring in the Board of Directors because of death, resignation, or removal; provided, however, that the Board of Directors must fill any such vacancy at the next meeting of such Board following the occurrence of such vacancy if the effect of such vacancy is to reduce the number of Directors to two (2) or less. In either event, such vacancy shall be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum. If there is only one (1) Director remaining, he or she shall have the right to appoint such person or persons as the remaining Director may select to fill such vacancy or vacancies. A Director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in such Directorship. Any Directorship to be filled by reason of an increase in the number of Directors shall be filled by election at an annual meeting or at a special meeting of Shareholders called for that purpose.

         Section 7, Quorum. A majority of the number of Directors shall constitute a quorum for the transaction of business. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless otherwise specifically required by law or by these Bylaws.

         Section 8, Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after and at the same place as the annual meeting of Shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Texas, for the holding of additional regular meetings without other notice than such resolutions.





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         Section 9, Special Meetings. Special meetings of the Board of
Directors may be called by or at the request of the President or any Director. Notice of the call of a special meeting shall be in writing and delivered for transmission to each of the Directors not later than during the third day immediately preceding the day for which such meeting is called. Notice of any special meeting may be waived in writing signed by the person or persons entitled to such notice; such waiver may be executed at any time before or after the time specified in such notice for the holding of such special meeting. Attendance of a Director at a special meeting shall constitute a waiver of notice of such special meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business or the meeting is not lawfully called or convened.

         Section 10, Place of Meeting. Unless otherwise specifically provided in these Bylaws, all meetings of the Board of Directors shall be held at the principal place of business of the Corporation; provided, however, this provision of these Bylaws may be waived as to any particular meeting by written waiver signed by all of the Directors before the holding of such meeting, and this provision shall be considered as waived as to any particular meeting by the attendance of all of the Directors at such meeting without objection by any of them at the time of convening of such meeting that such meeting is not being convened and held at the principal place of business of the Corporation.

         Section 11, No Statement of Purpose of Meeting Required. Neither the business proposed to be transacted, nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section 12, Electronic Conferencing. A conference among Directors by any means of communication through which the Directors may simultaneously hear each other during the conference shall constitute a meeting of the Board of Directors, if the number of Directors participating in the conference would be sufficient to constitute a quorum at a meeting. Participation in a meeting by such means shall constitute presence in person at the meeting.


                                  ARTICLE III

                                    Officers

         Section 1, Number. The officers of the Corporation shall be a President and a Secretary. The Board may, in its sole discretion, also elect a Chief Executive Officer, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Treasurer, an Assistant Secretary and/or an Assistant Treasurer, with such powers, rights, duties, and responsibilities as may be determined the Board. Any two (2) or more offices may be held by the same person.

         Section 2, Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each





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annual meeting of Shareholders or as soon thereafter as convenient. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified, or until death, or until tendering resignation, or until any of said officers shall have been removed in the manner herein provided.

         Section 3, Removal. Any officer or agent or member of the executive committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         Section 4, Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

         Section 5, Chief Executive Officer and President. The Board of Directors, in its sole discretion, may designate either the Chief Executive Officer or the President as the principal executive officer of the Corporation.

                 (a) Chief Executive Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Executive Officer (i) shall supervise the management of the business of the Corporation; (ii) shall preside at all meetings of the Shareholders;
         (iii) shall preside at all meetings of the Board of Directors in the absence of the Chairman of the Board; (iv) shall be responsible for implementing all orders and resolutions of the Board; (v) shall have all powers delegated to the President when, in the opinion of the Chief Executive Officer, it is necessary to exercise such powers, and in such event, the directives of the Chief Executive Officer shall take precedence over those of the President; and (vi) shall perform such other duties as may from time to time be assigned by the Board.

                 (b) President. Unless otherwise determined by the Board of Directors, the President shall be the chief operating officer of the Corporation. Unless provided otherwise by a resolution adopted by the Board of Directors, the President shall (i) be responsible for the day-to-day management of the business of the Corporation; (ii) shall, in the absence of the Chief Executive Officer, preside at all meetings of the Shareholders; (iii) shall be responsible, at the directive of the Chief Executive Officer, for implementing all orders and resolutions of the Board; (iv) shall sign, with the Secretary or an assistant secretary, and deliver in the name of the Corporation, certificates for shares of the Corporation, any deed, mortgage, bond, contract, or other instrument pertaining to the business of the Corporation which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or





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         executed; (v) may maintain records of and certify proceedings of the
         Board and Shareholders; and (vi) shall perform such other duties as may from time to time be assigned by the Board of the Chief Executive Officer.

         Section 6, Vice Presidents. In the absence of the President or in the event of the President's inability or refusal to act, the Vice President (or in the event there is more than one Vice President, such Vice President as shall be designated by the Board of Directors), shall perform all the duties of the President, and when so acting, shall have all the powers of and be subject to the restrictions upon the President. The Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President or by the Board of Directors.

         Section 7, The Secretary.   The Secretary shall: (a) keep the minutes
of the Shareholders' and Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these ByLaws or as required by law; (c) be custodian of the corporate records and see that all appropriate signatures are affixed to all certificates for shares prior to the issuance thereof and to all documents, the execution of which, on behalf of the Corporation, is duly authorized in accordance with the provisions of these Bylaws; (d) keep a register of the post office address of each Shareholder; (e) sign with the President certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

         Section 8, Treasurer. The Treasurer shall: (a) have custody of funds, securities, book records and documents of the Corporation; (b) be responsible for keeping proper books of account for the Corporation and for making all tax returns and reports required of the Corporation; (c) deposit all moneys and other valuable effects to the name and to the credit of the Corporation in such depositories as may be designated by the Board; (d) disburse funds of the Corporation in such manner as may be ordered by the Board or as may be necessary in the ordinary operation of the business; (e) render to the Board at its regular meetings, or whenever it may require an account of all transactions as Treasurer and of the financial condition of the Corporation; and (f) perform such other duties as the Board may from time to time prescribe.

         Section 9, Chairman of the Board. The Board of Directors may, but is not required to, elect one of its members as Chairman of the Board. In the event one Director is so elected, said Chairman shall preside at all meetings of the Board of Directors and at all meetings of Shareholders.





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                                   ARTICLE IV

                   Certificates for Shares and Their Transfer

         Section 1, Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as may be determined by the President. Such certificates shall be signed by the President or a Vice President and by the Secretary or an assistant secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

         Section 2, Transfers of Shares. Transfers of shares of the Corporation shall be made only on the books of the Corporation by the holder of record thereof or by Shareholder's legal representative, who shall furnish proper evidence of authority to transfer, or by Shareholder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes, as regards the Corporation.

                                   ARTICLE V

         Section 1, Fiscal Year. The fiscal year of the Corporation shall commence on January 1 of each year and end on December 31 of the same year.

                                   ARTICLE VI

                                   Dividends

         Section 1, Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

                                  ARTICLE VII

                     Contracts, Loans, Checks and Deposits

         Section 1, Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.





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         Section 2, Loans.  No loans shall be contracted on behalf of the
Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

         Section 3, Checks, Drafts, Etc. All checks, drafts or other order for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed in such manner as shall from time to time be determined by resolution of the Board of Directors.

         Section 4, Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

                                  ARTICLE VIII

                                Indemnification

         The Corporation shall indemnify a person who was, is or is threatened to be made a named defendant or respondent in a proceeding by reasons of the former or present official capacity of the person with the Corporation in accordance with, and to the fullest extent provided by the provisions of Texas law, including Article 2.02-1 of the Texas Business Corporation Act.

                                  ARTICLE IX

                           Business Combination Act

         In accordance with Article 13.04 of the Texas Business Corporation Act, the Corporation elects not to be governed by Part 13 of the Texas Business Corporation Act known as the Business Combination Act.

                                  ARTICLE X

                              Amendment of ByLaws

         These Bylaws may be amended or repealed and new Bylaws may be adopted by the Board of Directors, or by the Shareholders, as provided by and in accordance with Article 2.23 of the Texas Business Corporation Act.

         The foregoing Bylaws have been duly adopted by the Board of Directors of SURREY, INC.


                                            /s/ John van der Hagen
                                            --------------------------------
                                            John van der Hagen, President
ATTEST:


/s/ Mary van der Hagen
--------------------------------
Mary van der Hagen, Secretary


ADOPTED: September 9, 1997





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